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                          U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549


                                   CURRENT REPORT


                                      FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):       April 1, 2005


Commission File Number:     0-3912


                             PETROL INDUSTRIES, INC.
               ------------------------------------------------------
               (Exact Name of Registrant as Specified in its Charter)


            NEVADA                                   75-1282449
   ----------------------------             ---------------------------------
   (State or Other Jurisdiction             (IRS Employer Identification No.)
      of Incorporation)


 202 N. THOMAS, SUITE 4, SHREVEPORT, LA                       71107-6539
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:       (318) 424-6396


                              NOT APPLICABLE
            --------------------------------------------------------------
            (Former name or former address, if changed since last report.)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))





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Item 3.02  UNREGISTERED SALES OF EQUITY SECURITIES


     Effective as of April 28, 2005, the corporation sold and issued 678,612 shares of its authorized common stock to SHWJ Oil & Gas, Inc., a Texas corporation, pursuant to a stock purchase agreement with SHWJ. The shares were sold at .40/share and Petrol received total consideration of $271,444 for the sales of the shares. These shares were issued by Petrol in a transaction not registered under the Securities Act of 1993 in reliance upon the exemption provided in Section 4(2) of Securities Act of 1933. This was the first of two sales of stock to SHWJ. The second phase is expected to close in late May of 2005.


Item 5.02  DEPARTURE OF DIRECTORS


     The company announced today that Mr. Mario Lanza has been appointed by the Board of Directors to fill a vacancy on the Board created by the resignation of Mr. Robert M. Bontempi. Mr. Lanza is currently an officer and director of SHWJ Oil & Gas Co., Inc. Mr. Bontempi advised the company that he no longer desired to be a director of the company. His resignation was effective April 1, 2005.

























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                                     SIGNATURES
                                     ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PETROL INDUSTRIES, INC.


                                                s/Joseph M. Rodano
Date:  May 6, 2005                      By:___________________________________
                                           Joseph M. Rodano
                                           President and Treasurer




























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